                                                 Page 1 of 44 Pages

As Filed with the Securities and Exchange Commission on
June 10, 1997

                                     Registration No. 33-


----------------------------------------------------------------

                U.S. SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549
                 ----------------------------------------

                            FORM S-8/S-3
                            REGISTRATION STATEMENT
                            under
                            the Securities Act of 1933
                            ---------------------------

                              LEC TECHNOLOGIES, INC.
                   (Formerly known as Leasing Edge Corporation)


              (Exact name of registrant as specified in its charter)
              ------------------------------------------------------


Delaware                                           11-2990598
-------------------                       ----------------------------
(State or other                                  (I.R.S. Employer
jurisdiction                                    Identification No.)
of incorporation or
organization)

                               6540 South Pecos Road
                               Suite 104
                               Las Vegas, Nevada 89120
                               (702) 454-7900

               (Address including zip code, and telephone number,
                  including area code, of registrant's principal
                 executive offices and principal place of business)

                               1994 STOCK OPTION PLAN
                               1996 STOCK OPTION PLAN
                               1996 NON-PLAN DIRECTOR STOCK OPTIONS
                               1997 STOCK OPTION PLAN

page>                                                   Page 2 of 44 Pages

                                        (Full Title of the Plans)
                                        -----------------------------------

                                         Michael F. Daniels
                                         President and Chief Executive Officer
                                         6540 South Pecos Road
                                         Suite 103
                                         Las Vegas, Nevada 89120
                                         (702) 454-7900

                           (Name, address, including zip code, and
                           telephone number including area code, of agent for service)

                                        --------------------------

                                         Copies of Communications to:
                                         Stephen M. Davis, Esq.
                                         Werbel & Carnelutti
                                         711 Fifth Avenue
                                         New York, New York 10022
                                         (212) 832-8300

                                          ---------------------------

                                               Page 3 of 44 Pages

              CALCULATION OF REGISTRATION FEE

Title of  Securities                  Common Stock ($.01 par value per share)
to be Registered

Amount to be                                          2,600,000 shares
Registered(1)

Proposed Maximum Offering
Price Per Share(2)                                    $1.42

Proposed Maximum Aggregate
Offering Price (2)                                    $3,692,000

Amount of Registration
Fee                                                   $1,118.79


(1) For the sole purpose of calculating the registration fee, the number of shares to be registered under this Registration
Statement represents the sum of shares issuable upon exercise of options issued under the Registrant's 1994 Stock Option Plan
("1994 Plan") (250,000 shares), 1996 Stock Option Plan ("1996
Plan") (1,000,000 shares), 1996 Non-Plan Director Stock Options
(350,000 shares) ("Non-Plan Options") and 1997 Stock Option Plan
("1997 Plan") (1,000,000 shares) (collectively, the "Plans").

(2) Estimated solely for the purpose of calculating the registration fee based on the average of the high and low price of the Common Stock on June 6, 1997.

                                              Page 4 of 44 Pages

                              EXPLANATORY NOTE


             This Registration Statement contains two parts. The first part contains a prospectus pursuant to Form S-3 (in accordance with Section C of the General Instructions to Form S-
8) which covers reoffers and resales by affiliates (as that term is defined in Rule 405 under the Securities Act of 1933, as amended) of the Registrant of shares of Common Stock of the Registrant, issued upon exercise of options granted pursuant to the Registrant's 1994 Stock Option Plan, 1996 Stock Option Plan, Non-Plan Options and 1997 Stock Option Plan. Pursuant to the Note to Part I of Form S-8, the plan information specified by
Part I is not being filed with the Securities and Exchange Commission. The second part contains information required in the Registration Statement pursuant to Part II of Form S-8.

                                           Page 5 of 44 Pages

                       LEC TECHNOLOGIES, INC.
                       CROSS-REFERENCE SHEET

                      Showing the Location in the Prospectus
                      of the Information

                      Required by the Items of Part I of Form S-3

Item                                    Location in Prospectus

1.  Forepart of the Registration        Facing Page, Outside
    Statement and Outside Front         Front Cover Page
    Cover Page of Prospectus

2.  Inside Front and Outside Back       Inside Front Cover Page
    Cover Pages of Prospectus

3.  Summary Information, Risk           Outside Front Cover
    Factors and Ratio of Earnings       Page, The Company,
    to Fixed Charges                    Risk Factors

4.  Use of Proceeds                     Use of Proceeds

5.  Determination of                    Outside Front Cover
    Offering Price                      Page; Plan of Distribution

6.  Dilution                            Not Applicable

7.  Selling Security Holders            Selling Shareholders

8.  Plan of Distribution                Outside Front Cover Page;
                                        Plan of Distribution

9.  Description of Securities           Information Incorporated
    to be Registered                    by Reference; Securities
                                        to be Offered

10. Interests of Named                  Not Applicable
    Experts and Counsel

11. Material Changes                    Not Applicable

12. Incorporation of Certain            Incorporation of
    Information by Reference            Certain Documents
                                        by Reference

13. Disclosure of Commission            Not Applicable
    Position on Indemnification
    for Securities Act Liabilities

                                                          Page 6 of 44 Pages

                            PROSPECTUS
                         LEC TECHNOLOGIES, INC.

                     2,600,000 SHARES OF COMMON STOCK
                            ($.01 Par Value)

             This Prospectus pertains to 2,600,000 shares (the "Shares") of LEC Technologies, Inc. (the "Company") $.01 par value common stock ("Common Stock"). The Shares have been or may be acquired by certain officers and directors of the Company and others who may be deemed to be affiliates of the Company identified herein
(the "Selling Shareholders") pursuant to certain stock options granted to such persons by the Company. See "Selling
Shareholders" and "Plan of Distribution." The Company will not receive any part of the proceeds from the sales of the Shares.
All expenses of registration incurred in connection with this offering are being borne by the Company, but all selling and other expenses incurred by the Selling Shareholders will be borne by such Selling Shareholders.

             The Selling Shareholders have not advised the Company of any specific plans for the distribution of the Shares covered by this Prospectus, but it is anticipated that the Shares will be sold from time to time primarily in transactions (which may include block transactions) on the National Association of Securities
Dealers Automated Quotation ("NASDAQ") System at the market price then prevailing or at prices related to prevailing prices, although sales may also be made in negotiated transactions at negotiated prices or otherwise. See "Selling Shareholders" and "Plan of Distribution."

             The Common Stock of the Company is traded and quoted on The Nasdaq SmallCap Market tier of The Nasdaq Stock Market (the
"Nasdaq SmallCap Market"). On May 15, 1997, the closing sales price of the Company's Common Stock, as reported by the NASDAQ as $1.41 (NASDAQ Symbol: LECE).

THE PURCHASE OF SECURITIES OFFERED HEREBY INVOLVES A HIGH DEGREE
OF RISK.  SEE "RISK FACTORS."

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED
UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                      The date of this Prospectus is June 10, 1997

                                                         Page 7 of 44 Pages

             No person has been authorized to give any information or to make any representations, other than those contained in this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offering in any state in which such offering may not lawfully be made.
Neither the delivery of this Prospectus nor any sales made hereunder shall under any circumstances create any implication that there has been no change in the information herein since the date hereof.
                       AVAILABLE INFORMATION

             A Registration Statement on Form S-8/S-3 in respect of the Shares offered by this Prospectus (the "Registration Statement") has been filed with the Securities and Exchange Commission (the
"Commission"), 450 Fifth Street, N.W., Washington, D.C. 20549, under the Securities Act of 1933, as amended (the "Act").

             The Company is subject to the information requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports, proxy statements and other information with the Commission. These reports, proxy statements and other information may be inspected and copied at the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission at 7 World Trade Center, 13th floor, New York, New
York 10048, and Suite 1400, Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661-2511. Copies of such material can be obtained from the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding the Company; the address of such site is http://www.sec.gov.

             The Company's securities are listed on the Nasdaq SmallCap Market. Reports and other information about the Company may be inspected at the offices maintained by the National Association of Securities Dealers, Inc., NASDAQ Reports Section, at 1735 K
Street, N.W., Washington, D.C.  20006.

            INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

             There are hereby incorporated by reference in this Prospectus the following documents and information heretofore filed with the Commission:

(1) The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996.

                                                          Page 8 of 44 Pages

(2) The Company's Proxy Statement dated February 3, 1997 with respect to a special meeting of shareholders held on March 12, 1997.

(3) The description of the Company's Common Stock contained in the Company's Registration Statement on Form S-2
             (Registration No. 33-64246) filed pursuant to the Securities Act of 1933 and declared effective on August 4, 1993.

(4) Any other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996.

(5) All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Prospectus and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Prospectus and to be part thereof from the date of filing such documents.

             Any statement contained in a document, all or a portion of which is incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained or incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

             The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, upon the written or oral request of any such person, a copy of any or all such documents which are incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this Prospectus incorporates). Written or oral requests for copies should be directed to: Secretary, LEC
Technologies, Inc., 6540 South Pecos Road, Suite 103, Las Vegas,
Nevada, 89120, telephone number:  (702)454-7900.

                                                          Page 9 of 44 Pages

                             THE COMPANY

             LEC Technologies, Inc. (with its subsidiaries, the "Company" or "LEC") is a technology services company, providing solutions that help organizations reduce technology cost and risk, primarily through the leasing, distribution and remarketing of high technology equipment. Such equipment generally consists of midrange computer systems, telecommunications systems, system peripherals (terminals, printers, communications controllers, etc.) and point-of-sale systems.

             As an independent organization, the Company provides customers with technical, financial and product alternatives, irrespective of hardware platform or manufacturer. In addition to working with its customers to develop strategies governing when to acquire equipment, upgrade existing equipment and order new equipment to take advantage of current technology, LEC also acts as an outlet for the equipment being displaced.

             LEC's business is diversified by customer, customer type, equipment type, equipment manufacturer, and geographic location of its customers and subsidiaries. The Company's customers include "Fortune 1000" corporations or companies of similar size as well as smaller corporations. A significant portion of the Company's business is with long-term, repeat customers. Three customers of the Company, Tiffany & Co., Bed, Bath & Beyond and
The Hertz Corporation, respectively, accounted for approximately 25.0%, 12.8% and 7.4%, and 11.5%, 13.1% and 10.2% of consolidated revenues for the years ended December 31, 1996 and 1995, respectively.

             The Company's services are organized into three groups of related businesses, and are provided generally through separate business units, although there is a significant amount of interrelated activities. The three business groups are as follows:

             Leasing Services: Leasing, remarketing, financial engineering, consulting and third-party maintenance and systems integration services for midrange systems, telecommunications equipment, point-of-sale systems and system peripherals. The Company conducts its leasing services business under the trade name Leasing Edge Corporation.

             Distribution Services: Sale of terminals, printers, communications controllers, supplies, technical consulting and third-party maintenance services. Business units comprising Distribution Services are Superior Computer Systems, Inc. ("SCS") and Pacific Mountain Computer Products, Inc. ("PMCPI"), wholly-owned subsidiaries of LEC Technologies, Inc.

                                                        Page 10 of 44 Pages

             Remarketing Services: Remarketing of previously leased equipment, displaced equipment, and used equipment purchased from other lessors or brokers. This unit also has consignment relationships with certain customers to assist such organizations in the sale of their used equipment. Business units comprising Remarketing Services include Leasing Edge Corporation, SCS, PMCPI and Atlantic Digital International ("ADI"), a division of Leasing Edge Corporation, which specializes in the acquisition and remarketing of Digital Equipment Corporation equipment on both a domestic and an international basis.

             The Company's leasing operations are conducted primarily through its principal office in Las Vegas, Nevada and its distribution and remarketing operations are conducted primarily through its subsidiaries' offices located in Minneapolis, Minnesota; Woodland Hills, California; and Atlanta, Georgia.

             The Company was founded in 1980 under the name TJ Computer Services Inc. ("TJCS"). In 1989, all of the outstanding common stock of TJCS was acquired by Harrison Development, Inc., an inactive public corporation organized in Colorado, which then changed its name to TJ Systems Corporation. In October 1991, the Company reincorporated in the State of Delaware and in June 1995 changed its name to Leasing Edge Corporation. In March 1997, the Company's shareholders approved a change in the Company's name to LEC Technologies, Inc. to more accurately reflect the evolving nature of the Company's business. The executive offices of the Company are located at 6540 S. Pecos Road, Suite 103, Las Vegas, Nevada, 89120, and its telephone number is (702) 454-7900.

                        RISK FACTORS

                           The purchase of the Common Stock offered hereby
involves certain risks. Accordingly, prospective investors should carefully consider, along with other matters referred to herein, the following risk factors relating to the Company and this offering.

                           Cash Intensive Operations; Immediate Need for
Additional Financing. Since equipment the Company leases must be paid for by the Company prior to leasing, the Company requires a substantial amount of cash for its leasing activities. The
Company's growth has been significantly dependent upon its ability to borrow funds or raise equity or debt financing to acquire additional equipment for lease. Historically, the Company has derived most of the funds necessary for the purchase of equipment from nonrecourse financing and the remainder from internally generated funds, recourse indebtedness and existing cash.

                                                        Page 11 of 44 Pages
              On October 31, 1996, the Company's revolving line of credit agreement with Bank of America matured and was subsequently replaced with a term loan agreement (the "Amended
Agreement") effective February 28, 1997. The Amended Agreement expires on August 15, 1997 (the "Initial Expiration Date");
however, the Initial Expiration Date may be further extended at the Company's option to January 1, 1998 (the "Optional Expiration
Date"), subject to the Company's satisfaction of certain conditions. Terms of the Amended Agreement require the Company to make monthly graduated principal reductions in an aggregate of $500,000 through August 15, 1997 or, if the Company exercises its extension option, in an aggregate of $1,110,000 through January
1, 1998.  The Amended Agreement provides for interest at Bank of
America's prime rate plus two percent through the Initial
Expiration Date, increasing to prime plus four percent thereafter and is collateralized by certain personal property of the Company. At December 31, 1996, the Company was not in compliance with certain covenants under the prior revolving line of credit agreement. Such covenants were subsequently modified or deleted in the Amended Agreement. Restrictive covenants under the Amended Agreement include the maintenance of consolidated tangible net worth, as defined, of at least $4.5 million beginning March 31, 1997; restrictions on the payment of cash dividends on shares of the Company's common stock; and limitations on unfinanced capital expenditures, as defined. At
March 31, 1997, the Company had outstanding borrowings under the prior revolving line of credit agreement of $2,256,365.

       In January 1995, PMCPI entered into a revolving credit agreement (the "Merrill Line") with Merrill Lynch Financial Services, Inc. Borrowings under the Merrill Line are limited to the lesser of $500,000 or an amount equal to 80 percent of PMCPI's accounts receivable, as defined, plus 60 percent of inventory, as defined. The Merrill Line is secured by accounts receivable and inventory of PMCPI and is guaranteed by the Company. The Merrill Line expires June 30, 1997. At March 31, 1997, PMCPI had outstanding borrowings under the Merrill Line of $484,937. The Merrill Line is currently due on June 30, 1997; however the lender has been granting one month extensions to such due date.

                  In November 1995, the Company entered into a letter agreement with Union Chelsea National Bank (UCNB) whereby UCNB agreed to make available to the Company a $250,000 line of credit (the "Equity Line") to be used to fund the Company's equity investment in certain leases discounted by UCNB (i.e., the difference between the cost of the leased equipment and the discounted present value of the minimum lease payments assigned to UCNB). On July 18, 1996, the Equity Line was increased to $1,000,000. Borrowings under the Equity Line are evidenced by term notes and require monthly payments of principal and interest over a period equal to the term of the related discounted lease with a final balloon payment of between 30 and 50 percent depending on the lease term. Interest rates on the term notes

                                                         Page 12 of 44 Pages

are the applicable discounted lease rate plus 1.25%.  At March
31, 1997, the Company had outstanding term notes under the Equity
Line of $1,000,000.

               The Company is continuously seeking debt and/or equity financing to fund the growth of its lease portfolio. However, should the Company fail to receive additional equity financing or refinance its existing debt in 1997, the Company's portfolio growth and resultant cash flows could be materially and adversely affected. In addition, there is no assurance that financial institutions will continue to finance the Company's future leasing transactions on a nonrecourse basis or that the Company will continue to attract customers that meet the credit standards of its nonrecourse financing sources or that, if it receives such additional financing for future lease transactions, it will be on terms favorable to the Company. Any failure to continue to finance the Company or to finance the Company on favorable terms would have a material adverse effect on the Company's business, results of operations and financial condition.

                Realization of Residual Values; 1995 and 1996 Write-Downs. At the inception of each lease, the Company establishes the residual value of the leased equipment, which is the estimated market value of the equipment at the end of the initial lease term. The Company's cash flow depends to a great extent on its ability to realize the residual value of leased equipment after the initial term of its leases with its customers. Historically, the Company has realized its estimated investment in residual values through (i) renegotiation of the leases during their term to add or modify equipment; (ii) renewal or extension of the original leases; (iii) leasing equipment to a new user; or
(iv) sale of the equipment. Each of these alternatives impacts the timing of the Company's cash realization of such recorded residual values. Equipment may be returned to the Company at the end of an initial or extended lease term when it may not be possible for the Company to resell or re-lease the equipment on favorable terms. Developments in the high technology equipment market tend to occur at rapid rates, adding to the risk of obsolescence and shortened product life cycles which could affect the Company's ability to realize the residual value of such equipment. In addition, if the lessee defaults on a lease, the financial institution that provided nonrecourse financing may foreclose on its security interest in the leased equipment and the Company may not realize any portion of such residual value.
If the residual value in any equipment cannot be realized after the initial lease term, the recorded investment in the equipment must be written down, resulting in lower cash flow and reduced earnings. In 1996 and 1995, the Company reduced recorded residual values and inventory by approximately $1,100,000 and $210,000, respectively, to their net realizable values. There can be no assurance that the Company will not experience further material residual value or inventory write-downs in the future.

                                                         Page 13 of 44 Pages
                  Dependence on Major Customers. The Company's three largest customers accounted for approximately 25.0%, 12.8% and 7.4% and 11.5%, 13.1% and 10.2% of consolidated revenues for the years ended December 31, 1996 and 1995, respectively. However, the Company does not believe its businesses are dependent on any single customer or on any single source for the purchasing, selling or leasing of equipment.

                   Reliance Upon Major Suppliers. PMCPI and SCS are highly dependent on their suppliers, the manufacturers. Most manufacturers extend terms of net 30 days or provide an inventory line of credit for purposes of ordering equipment. Any event of default on any credit facility offered by a manufacturer could materially affect the Company's ability to acquire equipment for resale.

               Quarterly and Annual Fluctuations in Operating Results. It is often difficult to predict when a particular leasing transaction will be consummated. The timing of new lease transactions, combined with the effects of lease accounting practices, may result in significant revenue and income fluctuations from quarter to quarter or from year to year.

          Volatility of Stock Price and Depth of Trading Market. The Company's Common Stock trades on the Nasdaq SmallCap Market. The market price of the Company's Common Stock, like the shares of many other small cap companies, has been and may continue to be volatile. Furthermore, general conditions in the computer hardware and equipment leasing industries may have a significant impact on the market price of the Company's Common Stock.

           Effect of Tax Laws. The amount of equipment acquired by computer, telecommunications and point-of-sale equipment users through leasing rather than purchasing is dependent, in part, upon the favorable federal income tax treatment applied to the lessor and lessee. At present, the lessor is generally permitted to depreciate such equipment on a five-year basis and interest payments on nonrecourse debt are deducted in calculating taxable income. The lessee is generally permitted deductions for lease payments in calculating taxable income, and such lease payments are not a preference item for purposes of calculating the lessee's alternative minimum tax. Any changes in the current federal income tax treatment of leases for lessors and/or lessees could have a material adverse effect upon demand for equipment leases in general and the Company's lease operations in particular.

            Dependence on Key Executive. The Company is highly dependent on the services of Michael F. Daniels, its Chief Executive Officer and President. While the Company has procured "key man" insurance coverage in the amount of $500,000 on Mr. Daniels' life and has entered into an employment agreement with Mr. Daniels expiring in June 2000, the loss of the services of

                                                         Page 14 of 44 Pages

Mr. Daniels could have a material adverse effect on the Company, since no assurance can be given that an adequate replacement for Mr. Daniels could be found in a reasonable period of time.

                Competition. The computer leasing and distribution industries are extremely competitive and are composed of numerous competitors, many of which are larger and have substantially greater resources, financial and otherwise, than the Company.

                Dividend Policy. The Company does not currently pay cash dividends on its Common Stock and does not anticipate paying such dividends at any time in the future. The Company's borrowing facility currently prohibits the payment of cash dividends on the Company's Common Stock.

               Shares Eligible for Future Sale. The Company has 7,432,451 shares of its Common Stock underlying currently exercisable options and warrants. Additionally, the Company's officers and directors are holders of 408,250 currently outstanding shares of Common Stock which are eligible for resale in the public market subject, where applicable, to the volume limitations and other requirements of Rule 144 adopted under the Act. Sales of a substantial number of shares of Common Stock in the public market following this offering, or the perception that such sales could occur, could materially and adversely affect the market price of the Common Stock.

          NASDAQ Listing Requirements. In order to maintain a company's listing on the NASDAQ System, a company must satisfy certain criteria. There can be no assurance that the Company will not fail to satisfy one or more of these criteria at some future time. In such event, the Company's listed securities will be subject to delisting from the NASDAQ System. Trading, if any, in the listed securities would therefore be conducted in the over-the-counter market in what are commonly referred to as the "pink sheets." As a result, an investor may find it more difficult to dispose of, or to obtain accurate quotations as to the value of, the Company's securities. In addition, if the Company's securities are delisted, they would be subject to a Securities and Exchange Commission rule that imposes additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally, persons or institutions with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse.) For transactions covered by this rule, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. Consequently, the rule may affect the ability of broker-dealers to sell the Company's securities and may affect the ability of purchasers in this offering to sell their securities in the secondary market.

                                                          Page 15 of 44 Pages

                        USE OF PROCEEDS

          The Company will not receive any proceeds from the sale of the Shares by the Selling Shareholders.
                       SELLING SHAREHOLDERS

          The following table sets forth the name of each present Selling Shareholder and the number of shares of Common Stock which each such Selling Shareholder (1) beneficially owned of record as of April 7, 1997 (including shares of Common Stock underlying exercisable options); (2) may acquire pursuant to the exercise of a previously granted option or options under the Plans, all of which shares may be sold pursuant to this Prospectus; (3) the amount of Common Stock to be beneficially owned by each Selling Shareholder assuming the sale of all shares acquired upon the exercise of such options granted under the Plans; and (4) the percentage of shares to be beneficially owned by each Selling Shareholder after the exercise of the options granted and the sale thereof.

Name                             Shares Beneficially  Expected to Acquire
                                 Owned as of          Pursuant to the Plans
                                 April 7, 1997        and Offered Pursuant
                                                      to the Prospectus
----------------------------------------------------------------
Michael F. Daniels,
Chairman, President,
Chief Executive Officer                   623,958            579,000

William J. Vargas,
Vice President -
Finance,  Chief
Financial Officer
and Treasurer                             66,833             152,500

Larry M. Segall,
Director                                 266,875             240,000

L. Derrick Ashcroft,
Director                                152,500              147,500

                                                        Page 16 of 44 Pages




Amount of Common Stock                             Percentage of Outstanding
to be Beneficially                                 Common Stock to be
Owned After Exercise                               Beneficially Owned Upon
and Sale                                           Exercise and Sale


461,625                                                             9.4%

31,000                                                              X

26,875                                                              X

5,000                                                               X







X less than one percent

                                                        Page 17 of 44 Pages

                        PLAN OF DISTRIBUTION

                           The Company has been advised by the Selling
Shareholders that they intend to sell all or a portion of the shares offered hereby from time to time in the over-the-counter market and that sales will be made at prices prevailing at the times of such sales. The Selling Shareholders may also make private sales directly or through a broker or brokers, who may act as agent or as principal. The Selling Shareholders will be responsible for payment of any and all commissions to brokers, which will be negotiated on an individual basis. In connection with any sales, the Selling Shareholders and any brokers participating in such sales may be deemed to be underwriters within the meaning of the Securities Act.

             The Company has advised the Selling Shareholders that the anti-manipulative Rules 10b-2, 10b-6 and 10b-7 under the Exchange Act may apply to their sales in the market, has furnished the Selling Shareholders with a copy of these Rules and has informed them of the possible need for delivery of copies of this Prospectus.

              There can be no assurances that the Selling
Shareholders will sell any or all of the shares of Common Stock offered hereunder.

         The Company will pay all expenses incident to the offering and sale of the Common Stock to the public other than brokerage commissions which will be paid by the Selling
Shareholders.

                     SECURITIES TO BE OFFERED

         The shares offered hereby are shares of Common Stock, $0.01 par value, of the Company. The holders of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders, including the election of directors. The holders of Common Stock are entitled to any dividends that may be declared by the Board of Directors out of funds legally available therefor, subject to the prior rights of holders of the Company's Series A Convertible Preferred Stock and holders of other series of Preferred Stock, if any, and the Company's contractual restrictions against the payment of dividends on Common Stock. In the event of liquidation or dissolution of the Company, holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation of preferences of any outstanding shares of Preferred Stock. Holders of Common Stock have no preemptive rights and have no right to convert their Common Stock into any other securities. All of the outstanding shares of Common Stock are fully paid and nonassessable.

                                                         Page 18 of 44 Pages

The Common Stock is not subject to call or assessment, has no preemptive conversion or cumulative voting rights and is not subject to redemption. The Company has only one class of directors.

             American Stock Transfer and Trust Company is the transfer agent and the registrar of the Company's Common Stock.

                           LEGAL MATTERS

          The validity of the shares of the Company's Common
Stock offered hereby will be passed upon for the Company by Werbel & Carnelutti, a Professional Corporation, 711 Fifth
Avenue, New York, New York 10022.

                              EXPERTS

          The consolidated financial statements of LEC
Technologies, Inc. (formerly Leasing Edge Corporation) as of December 31, 1996 and 1995 and for each of the years in the two-year period ended December 31, 1996 have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                                                       Pages 19 of 43 Pages

                                                LEC TECHNOLOGIES, INC.

-----------------------------                   2,600,000
TABLE OF CONTENTS
-----------------------------                    Shares
                                                 of Common Stock,
                                                 $.01 par value
                             Page
Available Information          2

Incorporation of Certain
Information by Reference       2
                                                ------------------------
The Company                                           PROSPECTUS
                               4                ------------------------
Investment
Considerations                 5


Use of Proceeds                9             June 10, 1997

Selling Shareholders           9

Plan of Distribution          10

Legal Matters                 11

Experts                       11
---------------------

                                                         Page 20 of 44 Pages

LEC TECHNOLOGIES, INC.
REGISTRATION STATEMENT ON FORM S-8/S-3
PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

             The following documents, and any amendments thereto, filed by the Company with the Securities and Exchange Commission are incorporated in this Registration Statement by reference and shall be deemed to be a part hereof from the date of filing such documents:

       (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996.

       (b) Any other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (a) above.

        (c) All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the fil0ing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing of such documents.

       (d) The description of the Company's Common Stock contained in the Company's Registration Statement on Form S-2 (Registration
No. 33-64246) filed pursuant to the Securities Act of 1933 and declared effective on August 4, 1993.

       (e) The Company's Proxy Statement dated February 3, 1997 with respect to its special meeting of shareholders held on March
12, 1997.


Item 4.  Description of Securities

             Not applicable.


Item 5.  Interests of Named Experts and Counsel
000
             Not applicable.

                                                         Page 21 of 44 Pages

Item 6.  Indemnification of Directors and Officers

             Section 145 of the General Corporation Law of the State of Delaware sets forth the conditions and limitations governing the indemnification of officers, directors and other persons.

             References are made to Article VI of the Company's By-Laws, which provides for indemnification of officers and directors of the Company to the full extent authorized by the aforesaid section of the General Corporation Law of the State of Delaware.

             Section 102(b) of the General Corporation Law of the State of Delaware permits a corporation to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty of care as a director. Reference is made to Article Eighth of the Company's Restated Certificate of Incorporation, which limits a director's liability in accordance with the aforesaid section of the General Corporation Law of the State of Delaware.

Item 7.  Exemption from Registration Claimed

             Not applicable.

Item 8.  Exhibits

             The Company hereby incorporates by reference the following list of exhibits filed as part of this Registration Statement.

Exhibit
Number                                   Document

3.1 Certificate of Amendment of Certificate of Incorporation dated March, 1997.

4.1x         1994 Stock Option Plan.

4.2xx        1996 Stock Option Plan.

4.3          Form of 1996 Non-Plan Director Stock Option Agreement.

4.4          1997 Stock Option Plan.

5.1 Opinion of Werbel & Carnelutti as to the legality of securities issued and to be issued.

23.1         Consent of Werbel & Carnelutti (contained in Exhibit 5.1).

23.2         Consent of KPMG Peat Marwick LLP.
--------------------------

                                                       Page 22 of 44 Pages

x Incorporated by reference in the Company's 1994 Proxy Statement, Commission File No. 0-18303.

xx Incorporated by reference in the Company's 1996 Proxy Statement, Commission File No. 0-18303.


Item 9.  Undertakings

      A.  The Company hereby undertakes:

             1. to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
Statement:

                   (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

                   (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement
(or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                   (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement including (but not limited to) any addition of a managing underwriter, provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs if contained in periodic reports filed by the Company pursuant to Section 13 or Section
15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this Registration Statement.

             2. The Company hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offer herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                                        Page 23 of 44 Pages


             3. The Company hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

      B. The Company hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, as amended, each filing of the Company's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

                                                      Page 24 of 44 Pages
                              SIGNATURES

             Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Forms S-8 and S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Clark County, State of Nevada, on the 10th day of June, 1997.

                                      LEC TECHNOLOGIES, INC.
                                    By: /s/  Michael F. Daniels
                                  ---------------------------------
                                   Name: Michael F. Daniels
                                   Title: President


             Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                         Title

/s/Michael F. Daniels             Chairman, President and     June 10, 1997
   Michael F. Daniels             Chief Executive Officer
                                  (Principal Executive
                                   Officer)

                                                         Page 25 of 44 Pages

/s/ L. Derrick Ashcroft
------------------------         Director                     June 10, 1997
    L. Derrick Ashcroft



/s/ Larry M. Segall              Director                     June 10, 1997
-----------------------
    Larry M. Segall



/s/ William J. Vargas         Vice President--                June 10, 1997
-----------------------       Finance, Chief Financial
    William J. Vargas         Officer and Treasurer
                              (Principal Accounting and
                              Financial Officer)

                                                   Page 26 of 44 Pages







                                                       June 10, 1997


LEC Technologies, Inc.
6540 South Pecos Road
Suite 103
Las Vegas, Nevada 89120

                      Re: Registration Statement on Form S-8/S-3 LEC Technologies, Inc.
Gentlemen:

      We have acted as counsel to LEC Technologies, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-8/S-3 under the Securities Act of 1933, as amended, of an aggregate of 2,600,000 shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"), reserved for issuance under the Company's 1994 Stock Option Plan, 1996 Stock Option Plan, 1996 Non-Plan Director Stock Options and 1997 Stock Option Plan referred to in the above referenced Registration Statement (collectively the "Plans").

             We have examined the proceedings taken by you in connection with the sale and issuance of the Common Stock under the Plans. In such examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the originals thereof of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents. As to any facts material to our opinion, we have relied on the representations of executive officers and other representatives of the Company.

           It is our opinion that, when issued and sold in the manner referred to in the Plans and pursuant to the agreements which accompany the Plans, the Common Stock will be legally and validly issued, fully paid and non-assessable.

          This opinion is rendered solely for your benefit in connection with the transaction described above. This opinion may not be used or relied upon by any other person without our prior written consent.

                                                       Page 27 of 44 Pages

           We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including any Prospectus constituting a part thereof, and any amendments thereto.


                                       Very truly yours,



                                        WERBEL & CARNELUTTI
                                        A Professional Corporation



                                         By:  /s/ Stephen M. Davis
                                         ------------------------------
                                          Member of the Firm

                                                        Page 28 of 44 Pages
<EX.3.1>                      EXHIBIT 3.1

                        CERTIFICATE OF AMENDMENT
                                   OF
                       CERTIFICATE OF INCORPORATION
                                   OF
                        LEASING EDGE CORPORATION


                           It is hereby certified that:

            1. The name of the corporation (hereinafter called the "Corporation") is Leasing Edge Corporation.

            2.            The Certificate of Incorporation of the
Corporation is hereby amended by striking out Article FIRST thereof and by substituting in lieu of said Article the following new Article FIRST:

             "FIRST: The name of the Corporation (the "Corporation") is LEC Technologies, Inc.

             3. The Certificate of Incorporation of the Corporation is hereby further amended by striking out Article
FOURTH thereof and by substituting in lieu of said Article the following new Article FOURTH:

             "FOURTH: The Corporation shall be authorized to issue (i) twenty-five million (25,000,000) shares of common stock, one cent ($.01) par value. . ."

              4. The Amendment of the Certificate of Incorporation of the Corporation herein certified has been duly adopted, pursuant to the provisions of Sections 228 and 242 of the General
Corporation Law of the State of Delaware.


Signed and attested to on March 26, 1997.


                                              /s/ Michael F. Daniels
                                            -------------------------------
                                              Michael F. Daniels, President
Attest:

/s/ William Vargas
-------------------------------
  William Vargas, Secretary

                                                     Page 29 of 44 Pages
<EX.4.3>

EXHIBIT 4.3

             Form of 1996 Non-Plan Director Stock Option Agreement

             STOCK OPTION AGREEMENT, dated as of May 10, 1996, by
and between Leasing Edge Corporation, a Delaware corporation (the
"Company"), and                      (the "Optionee").

              (i) Grant of Option. The Company hereby grants to the Optionee an option (the "Option") to purchase up to an aggregate
of              shares of the Company's common stock, par value
$0.01 per share (the "Common Stock") at a price of $1.75 per share. The Option granted hereunder shall not be deemed an Incentive Stock Option within the meaning of the Internal Revenue Code of 1986, as amended.

               (ii)  Timing of Exercise.   The Optionee may exercise
this Option, all at any time or in part from time to time, at any time prior to its expiration. This Option will expire ten years from the date of grant of this Option with respect to any then unexercised portion hereof.

                           (iii)  Manner of Exercise.  This Option shall be
exercised by delivering written notice to the Company stating the number of shares of Common Stock to be purchased, the person or persons in whose name the shares are to be issued and each such person's address and social security number. Such notice shall not be effective unless accompanied by the full purchase price for all shares to be purchased. The purchase price shall be payable in cash or in shares of the Company's Common Stock or any combination thereof. Payment in currency or by check shall be considered payment in cash. In the event that all or part of the purchase price is paid in shares of the Company's Common Stock, the shares used in payment shall be valued at their Fair Market
Value (as defined in the Company's 1996 Stock Option Plan) on the date of exercise of this Option.

        (iv)  Restrictions on Purchase and Sales of Shares.
The Company shall not be obligated to sell or issue any shares pursuant to this Option unless the shares are at that time effectively registered or exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"). The Optionee hereby agrees that, as a further condition to the exercise of this Option, the Optionee, if the Company so requests, will execute an agreement in form satisfactory to the Company in which the Optionee represents that he is purchasing the shares for his personal account and not with a view to or for sale in connection with any distribution.

                                                   Page 30 of 44 Pages


The Optionee further agrees that if the shares of Common Stock to be issued upon exercise of this Option are not subject to an effective registration statement filed with the Securities and Exchange Commission pursuant to the requirements of the Securities Act, such shares shall bear an appropriate restrictive legend.

        (v) Adjustment. The number of shares of Common Stock of the Company subject to this Option and the price per share of such shares shall be equitably adjusted by the Company from time to time to account for transactions which change the capitalization of the Company such as stock splits, stock dividends, liquidating dividends, reclassifications, mergers or consolidations other similar transactions. The Board of Directors of the Company is vested with financial authority with respect to the determination of any such adjustment, and the extent thereof, and any such determination shall be final, binding and conclusive. Any adjustment in the number of shares shall apply, proportionately, only to the unexercised portion of this Option. If fractions of a share would result from any such adjustment, the number of shares shall be revised to the next lower whole number of shares.

         (vi) No Rights Until Exercise. The Optionee shall have no rights hereunder as a shareholder with respect to any shares subject to this Option until the date of the issuance of a stock certificate to him for such shares.



                                LEASING EDGE CORPORATION


                                By:
                                ----------------------------------
                                Name: Michael F. Daniels
                                Title: President & CEO

                                         OPTIONEE:


                                         --------------------------------------
                                         Name:

                                                      Page 31 of 44 Pages
<EX.4.4.>

EXHIBIT 4.4

LEC Technologies, Inc.

1997 STOCK OPTION PLAN

             1. Purpose. The purpose of this Plan is to strengthen LEC Technologies, Inc. by providing an incentive to its employees and directors, encouraging them to devote their abilities to the success of the Company. It is intended that this purpose be achieved by extending to employees and directors of the Company or any subsidiary an added long-term incentive for high levels of performance and exceptional efforts through the grant of options to purchase shares of the Company's common stock under this LEC Technologies, Inc. 1997 Stock Option Plan.

          2.            Definitions.  For purposes of the Plan:

                2.1 "Agreement" means the written agreement between the Company and an Optionee evidencing the grant of an Option and setting forth the terms and conditions thereof.

                2.2 "Board" means the Board of Directors of the Company.

                2.3 "Cause" means with respect to an Eligible Employee, including an Eligible Employee who is a director of the Company, (i) the voluntary termination of employment by such Eligible Employee, (ii) intentional failure to perform, or habitual neglect of, reasonably assigned duties, (iii) dishonesty or willful misconduct in the performance of an Optionee's duties,
(iv) an Optionee's engaging in a transaction in connection with the performance of such Optionee's duties to the Company or any of its Subsidiaries thereof which transaction is adverse to the interests of the Company or any of its Subsidiaries and which is engaged in for personal profit to the Optionee, (v) willful violation of any law, rule or regulation in connection with the performance of an Optionee's duties, (vi) willful violation of any policy adopted by the Company relating to the performance or behavior of employees or (vii) acts of carelessness or misconduct which have in the reasonable judgment of the Company's Board of Directors, an adverse effect on the Company.

               2.4 "Change in Capitalization" means any increase or reduction in the number of Shares, or any change (including, but not limited to, a change in value) in the Shares or exchange of Shares for a different number or kind of shares or other securities of the Company, by reason of a reclassification, recapitalization, merger, consolidation, reorganization, spin-off, split-up, issuance of warrants or rights or debentures, stock

                                                     Page 32 of 44 Pages
dividend, stock split or reverse stock split, cash dividend, property dividend, combination or exchange of shares, repurchase of shares, public offering, private placement, change in corporate structure or otherwise.

              2.5 "Code" means the Internal Revenue Code of
1986, as amended.

               2.6 "Company" means LEC Technologies, Inc.

               2.7 "Director Option" means an Option granted to a Nonemployee Director pursuant to Section 5.

                2.8 "Disability" means a physical or mental infirmity which impairs the Optionee's ability to perform substantially his or her duties for a period of sixty (60) consecutive days.

                2.9 "Eligible Employee" means an officer or other employee of the Company or a Subsidiary who is designated by the Board as eligible to receive Options subject to the conditions set forth herein.

                 2.10 "Employee Options" means an Option granted to an Eligible Employee pursuant to Section 6.

                 2.11 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                 2.12 "Fair Market Value" on any date means the last sales price of the Shares on such date on the principal national securities exchange on which such Shares are listed or admitted to trading, or if such Shares are not so listed or admitted to trading, the last sales price per Share on such date as quoted on the National Association of Securities Dealers Automated Quotation System or such other market in which such prices are regularly quoted, or, if there have been no published sales prices with respect to the Shares on such date, the Fair Market Value shall be the value established by the Board in good faith.

              2.13 "Nonemployee Director" means a director of the Company who is not an employee of the Company or any Subsidiary.

              2.14 "Option" means an Employee Option, a Director
Option, or any or all of them.

              2.15 "Optionee" means a person to whom an Option has been granted under the Plan.

                                                   Page 33 of 44 Pages

              2.16 "Parent" means any corporation which is a parent corporation with respect to the Company.

              2.17 "Plan" means the LEC Technologies, Inc. 1997
Stock Option Plan.

              2.18 "Shares" means the common stock, par value
$.01 per share, of the Company.

              2.19 "Subsidiary" means any corporation which is a subsidiary corporation with respect to the Company.

              2.20 "Successor Corporation" means a corporation, or a parent or subsidiary thereof which issues or assumes a stock option granted hereunder.

              3.            Administration.

              3.1 The Plan shall be administered by the Board which shall hold meetings at such times as may be necessary for the proper administration of the Plan. The Board shall keep minutes of its meetings. A quorum shall consist of not less than two members of the Board and a majority of a quorum may authorize any action. Any decision or determination reduced to writing and signed by a majority of all of the members of the Board shall be as fully effective as if made by a majority vote at a meeting duly called and held. No member of the Board shall be liable for any action, failure to act, determination or interpretation made in good faith with respect to this Plan or any transaction hereunder, except for liability arising from his or her own willful misfeasance, fraud or bad faith. The Company hereby agrees to indemnify each member of the Board for all costs and expenses and, to the extent permitted by applicable law, any liability incurred in connection with defending against, responding to, negotiation for the settlement of or otherwise dealing with any claim, cause of action or dispute of any kind arising in connection with any action or failure to act in administering this Plan or in authorizing or denying authorization to any transaction hereunder.

            3.2 Subject to the express terms and conditions set forth herein, the Board shall have the power from time to time to determine those Eligible Employees to whom Employee Options shall be granted under the Plan and the number of Stock Options to be granted to each Eligible Employee and to prescribe the terms and conditions (which need not be identical) of each Employee Option, including the purchase price per Share subject to each Employee Option, and make any amendment or modification to any Agreement consistent with the terms of the Plan.

                                                     Page 34 of 44 Pages

             3.3 Subject to the express terms and conditions set forth herein, the Board shall have the power from time to time:

             (a) to construe and interpret the Plan and the Options granted thereunder and to establish, amend and revoke rules and regulations for the administration of the Plan, including, but not limited to, correcting any defect or supplying any omission, or reconciling any inconsistency in the Plan or in any Agreement, in the manner and to the extent it shall deem necessary or advisable to make the Plan fully effective, and all decisions and determinations by the Board in the exercise of this power shall be final, binding and conclusive upon the Company, its Subsidiaries, the Optionees and all other persons having any interest therein;

          (b)           to determine the duration and purposes
for leaves of absence which may be granted to an Optionee on an individual basis without constituting a termination of employment or service for purposes of the Plan;

          (c)           to exercise its discretion with respect
to the powers and rights granted to it as set forth in the Plan;

          (d)           generally, to exercise such powers and
to perform such acts as are deemed necessary or advisable to promote the best interests of the Company with respect to the Plan.

    4.            Stock Subject to Plan.

          4.1 The maximum number of Shares that may be made the subject of Options granted under the Plan is one million (1,000,000) Shares or such greater number of shares as approved by the Board of Directors by amendment to the Plan (or the number and kind of shares of stock or other securities to which such Shares are adjusted upon a Change in Capitalization pursuant to
Section 8) and the Company shall reserve for the purposes of the Plan, out of its authorized but unissued Shares or out of Shares held in the Company's treasury, or partly out of each, such number of Shares as shall be determined by the Board.

          4.2 Whenever any outstanding Option or portion thereof expires, is canceled or is otherwise terminated for any reason, the Shares allocable to the canceled or otherwise terminated Option or portion thereof may again be the subject of Options granted hereunder.

                                                    Page 35 of 44 Pages

           5.            Option Grants for Nonemployee Directors.

                    5.1 Authority of Board. Subject to the provisions of the Plan, the Board shall have full and final authority to select those Nonemployee Directors who will receive Director
Options, the terms and conditions of which shall be set forth in an Agreement.

                     5.2 Purchase Price. The purchase price or the manner in which the purchase price is to be determined for Shares under each Director Option shall be determined by the Board and set forth in the Agreement evidencing the Option, provided that the purchase price per Share under each Director Option shall be not less than the Fair Market Value of a Share on the date the Director Option is granted.

                 5.3 Duration. Director Options shall be for a term to be designated by the Board and set forth in the Agreement evidencing the Option.

                  5.4 Vesting.   Each Director Option shall,
commencing not earlier than the date of its grant, become exercisable in such installments (which need not be equal or may be one installment) and at such times as may be designated by the Board and set forth in the Agreement evidencing the Option. To the extent not exercised, installments shall accumulate and be exercisable, in whole or part, at any time after becoming exercisable, to not later than the date the Director Option expires. The Board may accelerate the exercisability of any Option or portion thereof at any time.

            6.            Option Grants for Eligible Employees.

                 6.1 Authority of Board. Subject to the provisions of the Plan, the Board shall have full and final authority to select those Eligible Employees who will receive Employee
Options, the terms and conditions of which shall be set forth in an Agreement; provided, however, that no Eligible Employee shall receive a Stock Option unless he is an employee of the Company, a Parent or a Subsidiary at the time the Stock Option is granted.

             6.2 Purchase Price. The purchase price or the manner in which the purchase price is to be determined for Shares under each Employee Option shall be determined by the Board and set forth in the Agreement evidencing the Option, provided that the purchase price per Share under each Employee Option shall be not less than the Fair Market Value of a Share on the date the Employee Option is granted.

                                                   Page 36 of 44 Pages

                6.3 Duration. Employee Options granted hereunder shall be for such term as the Board shall determine, provided that no Employee Option shall be exercisable after the expiration of ten (10) years from the date it is granted. The Board may, subsequent to the granting of any Employee Option, extend the term thereof but in no event shall the term as so extended exceed the maximum term provided for in the preceding sentence.

                6.4 Vesting. Each Employee Option shall, commencing not earlier then the date of its grant, become exercisable in such installments (which need not be equal or may be in one installment) and at such times as may be designated by the Board and set forth in the Agreement evidencing the Option. To the extent not otherwise provided by the Board, Employee Options shall be exercisable in three (3) equal installments each equal to one-third of the entire Option granted, the first of which shall become exercisable on the first anniversary of the date of the grant of the Employee Option, the second installment of which shall become exercisable on the second anniversary of the date of grant of the Employee Option, and the final installment of which shall become exercisable on the third anniversary of the date of grant. To the extent not exercised, installments shall accumulate and be exercisable, in whole or part, at any time after becoming exercisable, to not later than the date the Employee Option expires. The Board may accelerate the exercisability of any Option or portion thereof at any time.

          6.5 Modification or Substitution. The Board may, in its discretion, modify outstanding Employee Options or accept the surrender of outstanding Employee Options (to the extent not exercised) and grant new Options in substitution for them. Notwithstanding the foregoing, no modification of an Employee Option shall adversely alter or impair any rights or obligations under the Employee Option without the Optionee's consent.

      7.            Terms and Conditions Applicable to All Options

             7.1 Non-transferability. No Option granted hereunder shall be transferable by the Optionee to whom granted otherwise than by will or the laws of descent and distribution, and an Option may be exercised during the lifetime of such Optionee only by the Optionee or his or her guardian or legal representative. The terms of each Option shall be final, binding and conclusive upon the beneficiaries, executors, administrators, heirs and successors of the Optionee.

                                                      Page 37 of 44 Pages

          7.2 Method of Exercise. The exercise of an Option shall be made only by a written notice delivered in person or by mail to the Secretary of the Company at the Company's principal executive office, specifying the number of Shares to be purchased and accompanied by payment therefor and otherwise in accordance with the Agreement pursuant to which the Option was granted. The purchase price for any Shares purchased pursuant to the exercise of an Option shall be paid in full upon such exercise, as determined by the Board in its discretion, by any one or a combination of the following: (i) cash, or (ii) transferring Shares to the Company upon such terms and conditions as determined by the Board. At the Optionee's request and subject to the consent of the Board, Shares to be acquired upon the exercise of a portion of an Employee Option will be applied automatically to pay the purchase price in connection with the exercise of additional portions of the Employee Option then being exercised. The written notice pursuant to this Section 7.2 may also provide instructions from the Optionee to the Company that upon receipt of the purchase price in cash from the Optionee's broker or dealer, designated as such on the written notice, in payment for any Shares purchased pursuant to the exercise of an Option, the Company shall issue such Shares directly to the designated broker or dealer. Any Shares transferred to the Company as payment of the purchase price under an Option shall be valued at their Fair Market Value on the day preceding the date of exercise of such Option. If requested by the Board, the Optionee shall deliver the Agreement evidencing the Option to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such Agreement to the Optionee. No fractional shares (or cash in lieu thereof) shall be issued upon exercise of an Option and the number of Shares that may be purchased upon exercise shall be rounded to the nearest number of whole Shares.

        7.3 Rights of Optionees. No Optionee shall be deemed for any purpose to be the owner of any Shares subject to any Option unless and until (i) the Option shall have been exercised pursuant to the terms thereof, (ii) the Company shall have issued and delivered the Shares to the Optionee and (iii) the Optionee's name shall have been entered as a stockholder of record on the books of the Company. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such Shares.

                 7.4 Termination of Employment. Unless otherwise provided in the Agreement evidencing the Option, an Option (other than an Option granted to a Nonemployee Director) shall terminate upon an Optionee's termination of employment with the Company and its Subsidiaries as follows:

                                                     Page 38 of 44 Pages

          (a) in the event the Optionee's employment terminates as a result of Disability, the Optionee may at any time within three (3) months after such event exercise the Option or portion thereof that was exercisable on the date of such termination;

          (b)           if an Optionee's employment terminates
for Cause, the Option shall terminate immediately and no rights thereunder may be exercised;

          (c)           if an Optionee's employment terminates
without Cause, the Optionee may at any time within one (1) month after such event exercise the Option or portion thereof that was exercisable on the date of such termination; and

           (d) if an Optionee dies while an employee of the Company or any Subsidiary or within six (6) months after termination as a result of Disability as described in clause (a) of this Section 7.4, the Option may be exercised at any time within six (6) months after the Optionee's death by the person or persons to whom such rights under the Option shall pass by will or by the laws of descent and distribution; provided, however, that an Option may be exercised to the extent, and only to the extent, that the Option or portion thereof was exercisable on the date of death or earlier termination.

        Notwithstanding the foregoing, in no event may any Option be exercised by anyone after the expiration of the term of the Option.

        7.5 Termination of Nonemployee Director Options. Nonemployee Director Options granted to Nonemployee Directors of the Company or a Subsidiary shall terminate under such circumstances as are provided in the Agreement evidencing the Option, and if not expressly specified, as of the close of business on the last day of the term of the Option, but in no event may such an Option be exercised by anyone after the expiration of the term of the Option.

           8.            Adjustment Upon Changes in Capitalization.

                  8.1 Subject to Section 10, in the event of a Change in Capitalization, the Board shall conclusively determine the appropriate adjustments, if any, to the maximum number or class of Shares or other stock or securities with respect to which Options may be granted under the Plan, the number and class of Shares or other stock or securities which are subject to outstanding Options granted under the Plan, and the purchase price therefor, if applicable.

                                                       Page 39 of 44 Pages

                    8.2 If, by reason of a Change in Capitalization, an Optionee shall be entitled to exercise an Option with respect to new, additional or different shares of stock or securities, such new, additional or different shares shall thereupon be subject to all of the conditions which were applicable to the Shares subject to the Option, as the case may be, prior to such Change in Capitalization.

                     9.            Effect of Certain Transactions.

             In the event of (i) the liquidation or dissolution of the Company or (ii) a merger or consolidation of the Company (a "Transaction"), the Plan and the Options issued hereunder shall continue in effect in accordance with their respective terms and each Optionee shall be entitled to receive in respect of each Share subject to any outstanding Options, as the case may be, upon exercise of any Option, the same number and kind of stock, securities, cash, property, or other consideration that each holder of a Share was entitled to receive in the Transaction in respect of a Share. In the event that, after a Transaction, there occurs any change of a type described in Section 2.4 hereof with respect to the shares of the surviving or resulting corporation, then adjustments similar to, and subject to the same conditions as, those in Section 8 hereof shall be made by the Board.

           10.           Termination and Amendment of the Program.

                  10.1  The Plan shall terminate on the day
preceding the tenth anniversary of the date of its adoption by the Board and no Option may be granted thereafter. The Board may sooner terminate or amend the Plan at any time and from time to time.

                   10.2 Except as provided in Sections 8 and 9 hereof, rights and obligations under any Option granted before any amendment or termination of the Plan shall not be adversely altered or impaired by such amendment or termination, except with the consent of the Optionee, nor shall any amendment or termination deprive any Optionee of any Shares which he may have acquired through or as a result of the Plan.

                    11. Non-Exclusivity of the Plan. The adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

                                                         Page 40 of 44 Pages

                      12. Limitation of Liability. As illustrative of the limitations of liability of the Company, but not intended to be exhaustive thereof, nothing in the Plan shall be construed to:

                  (i) give any person any right to be granted an Option other than at the sole discretion of the Board;

                  (ii) give any person any rights whatsoever with respect to Shares except as specifically provided in the Plan;

                  (iii) limit in any way the right of the Company to terminate the employment of any person at any time; or

                   (iv) be evidence of any agreement or understanding, expressed or implied, that the Company will employ any person at any particular rate of compensation or for any particular period of time.

            13.  Regulations and Other Approvals; Governing Law.

            13.1 This Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Delaware.

            13.2 The obligation of the Company to sell or deliver Shares with respect to Options granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Board.

    13.3 The Plan is intended to comply with Rule 16b-
3 promulgated under the Exchange Act and the Board shall interpret and administer the provisions of the Plan or any Agreement in a manner consistent therewith. Any provisions inconsistent with such Rule shall be inoperative and shall not affect the validity of the Plan.

     13.4 The Board may make such changes as may be necessary or appropriate to comply with the rules and regulations of any government authority.

     13.5 Each Option is subject to the requirement that, if at any time the Board determines, in its discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Option or the issuance of Shares, no Options shall be granted

                                                        Page 41 of 44 Pages

or payment made or Shares issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions, or as otherwise determined to be acceptable to the Board.

     13.6 Notwithstanding anything contained in the Plan to the contrary, in the event that the disposition of Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act of 1933, as amended, and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities Act of 1933, as amended, and Rule 144 or other regulations thereunder. The Board may require any individual receiving Shares pursuant to the Plan, as a condition precedent to receipt of such Shares upon exercise of an Option, to represent and warrant to the Company in writing that the Shares acquired by such individual are acquired without a view to any distribution thereof and will not be sold or transferred other than pursuant to an effective registration thereof under said act or pursuant to a exemption applicable under the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder. The certificates evidencing any of such Shares shall be appropriately amended to reflect their status as restricted securities as aforesaid.

        14.           Miscellaneous.

        14.1 Multiple Agreements.  The terms of each
Option may differ from other Options granted under the Plan at the same time, or at some other time. The Board may also grant more than one Option to a given Eligible Employee during the term of the Plan, either in addition to, or in substitution for, one or more Options previously granted to that Eligible Employee.

      14.2 Withholding of Taxes. The Company shall have the right to deduct from any distribution of cash to any Optionee, an amount equal to the federal, state and local income taxes and other amounts as may be required by law to be withheld (the "Withholding Taxes") with respect to any Option. If an Optionee is entitled to receive Shares upon exercise of an Option, the Optionee shall pay the Withholding Taxes to the Company prior to the issuance of such Shares. In satisfaction of the Withholding Taxes, the Optionee may make a written election (the "Tax Election"), which may be accepted or rejected in the discretion of the Board, to have withheld a portion of the Shares issuable to him or her upon exercise of the Option having an aggregate Fair Market Value, on the date preceding the date of exercise, equal to the Withholding Taxes, provided that in respect of an Optionee who may be subject to liability under
Section 16(b) of the Exchange Act either (i) (A) the Optionee makes the Tax Election at least six (6) months after the date the

                                                     Page 42 of 44 Pages

Option was granted, (B) the Option is exercised during the ten day period beginning on the third business day and ending on the twelfth business day following the release for publication of the Company's quarterly or annual statements of earnings (a "Window Period") and (C) the Tax Election is made during the Window Period in which the Option is exercised or prior to such Window Period and subsequent to the immediately preceding Window Period or (ii) (A) the Tax Election is made at least six months prior to the date the Option is exercised and (B) the Tax election is irrevocable with respect to the exercise of all Options which are exercised prior to the expiration of six months following an election to revoke the Tax Election. Notwithstanding the foregoing, the Board may, by the adoption of rules or otherwise,
(i) modify the provisions in the preceding sentence or impose such other restrictions or limitations on Tax Elections as may be necessary to ensure that the Tax Elections will be exempt transactions under Section 16(b) of the Exchange Act, and (ii) permit Tax Elections to be made at such other times and subject to such other conditions as the Board determines will constitute exempt transactions under Section 16(b) of the Exchange Act.

        14.3 Designation of Beneficiary. Each Optionee may designate a person or persons to receive in the event of his or her death, any Option or any amount payable pursuant thereto, to which he or she would then be entitled. Such designation will be made upon forms supplied by and delivered to the Company and may be revoked in writing. If an Optionee fails effectively to designate a beneficiary, then his or her estate will be deemed to be the beneficiary.

       15. Effective Date. The effective date of the Plan shall be the date of its adoption by the Board.




                                         Page 43 of 44 Pages
<EX.23.2>                       EXHIBIT 23.2




The Board of Directors
LEC Technologies, Inc.



             We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading
"Experts" in the prospectus.




                                              /s/ KPMG Peat Marwick LLP

Las Vegas, NV
June 9, 1997

                                                     Page 44 of 44 Pages
<Corresp.>







                                                           June 10, 1997

VIA EDGAR

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549


              Re:           Registration Statement on Form S-3/S-8 of
                            LEC Corporation


Ladies and Gentlemen:

                           On behalf of LEC Corporation (the "Company"), a
Delaware corporation, and pursuant to the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, we hereby submit for filing via direct electronic transmission the above referenced Registration Statement relating to the offering of common stock of the Company.

          If there are any questions with respect to the enclosed materials, please do not hesitate to call me or Stephen M. Davis at (212) 832-8300.

                                                   Very truly yours,


                                                /s/ Victoria J. Vitrano
                                               ------------------------
                                                Victoria J. Vitrano

Enclosures


97569